Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIVERSINET CORP.

(Exact name of Registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
2235 Sheppard Avenue East, Suite 1700, Toronto, Ontario, Canada M2J 5B5 (Address of Principal Executive Offices) (Zip Code)

Diversinet Corp. Amended and Restated Stock Option Plan

(Full title of the plan)

David Hackett

2235 Sheppard Avenue East, Suite 1700,

Toronto, Ontario, Canada M2J 5B5

(Name and address of agent for service)

(416) 756-2324

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common shares	1,467,123	$0.79	$1,159,027.17	$35.58

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices ($0.78 and $0.80) of a common share as reported on the Over the Counter Bulletin Board on June 26, 2007.

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PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 1.

Incorporation of Documents by Reference.

The following documents, or portions thereof, filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-136178), filed with the Commission on July 31, 2006.

2.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-125085), filed with the Commission on May 20, 2005.

3.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-114674), filed with the Commission on April 21, 2004.

4.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-103356), filed with the Commission on February 20, 2003.

5.

The Company’s Post-Effective Amendment No. 1 to the October 31, 2000 Registration Statement on Form S-8 (Reg. No. 333-11776), filed with the Commission on February 19, 2001.

6.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-11776), filed with the Commission on April 4, 2000.

7.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-11776), filed with the Commission on October 31, 2000.

8.

The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006 filed with the Commission on February 23, 2007.

9.

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c) and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 2.

Description of Securities.

Each common share is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors.  There are no cumulative voting rights in the election of directors.  All common shares are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution.  Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings.  There are no preemptive rights to purchase any additional, unissued common shares.

Impact of the “Penny Stock” Rules on Buying or Selling Our Common shares  The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The liquidity of our common shares may be materially and adversely affected

Item 6.

Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario) (the “Act”), Diversinet may indemnify a present or former director or officer or a person who acts or acted at Diversinet’s request as a director or officer of another corporation of which Diversinet is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Diversinet and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with an action by or on behalf of Diversinet or such other corporation only with court approval.  A director or officer is entitled to indemnification from Diversinet as a matter of right in respects of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative proceeding to which he is a party by reason of being or having been a director or officer of such corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

The by-laws of Diversinet provide that each director, each officer, each former director, each former officer and each person who acts or acted at Diversinet’s request as a director or officer of a body corporate of which Diversinet is or was a shareholder or creditor, and his heirs and legal representatives shall be indemnified and saved harmless by Diversinet from and against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which his is made a party by reason or being or having been a director or officer of Diversinet or such body corporation, if he acted honestly and in good faith with a view to Diversinet’s best interests and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing his conduct was lawful.  In certain circumstances Diversinet has provided its Directors or its subsidiaries’ Directors with a written indemnification confirming the indemnification available under its by-laws.

Diversinet currently maintains directors’ and officers’ liability insurance, which, subject to the provisions contained in the policy, protects the directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of Diversinet.  Such insurance provides for an aggregate of $5,000,000 annual protection against liability for and reimbursement of amounts paid.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the U.S. SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.   Exhibits.

The following are filed as exhibits to this registration statement:

Exhibits	Description
4.1 5.1 23.1 23.2 24.1

Amended and Restated Stock Option Plan.

Opinion of McCarthy Tetrault LLP.

Consent of KPMG LLP.

Consent of McCarthy Tetrault LLP (included in Exhibit 5.1).

Power of Attorney (included in signature page).

II-#

SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on June 28, 2007.

DIVERSINET CORP.

By:

/s/ Albert Wahbe

Name: Albert Wahbe

Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Albert Wahbe and David Hackett, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Act of 1933, as amended, this registration statement has been signed below  by the following persons on behalf of the registrant and in the listed capacities as of the dates set forth below.

Signature	Title	Date
/s/ Albert Wahbe . Albert Wahbe	Chief Executive Officer and Director	June 28, 2007
/s/ David Hackett . David Hackett	Chief Financial Officer, (Principal Financial Officer and Accounting Officer)	June 28, 2007
/s/ Ravi Chiruvolu . Ravi Chiruvolu	Director	June 28, 2007
/s/ Greg Milavsky . Greg Milavsky	Director	June 28, 2007
/s/ Philippe Tardif . Philippe Tardif	Director	June 28, 2007
/s/ James Wigdale . James Wigdale	Director	June 28, 2007

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Diversinet Corp. in the United States, on June 28, 2007.

s/ Albert Wahbe

Albert Wahbe,

Authorized U.S. Representative

EXHIBIT INDEX

Exhibits	Description
4.1 5.1 23.1	Amended and Restated Stock Option Plan. Opinion of McCarthy Tetrault LLP Consent of KPMG LLP

Exhibit 4.1

DIVERSINET CORP.

AMENDED AND RESTATED STOCK OPTION PLAN

1.

Purpose of Plan

1.1.

The purpose of the Plan is to attract, retain and motivate persons as directors, officers and employees of the Corporation and its Subsidiaries and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2.

Defined Terms

Where used herein, the following terms shall have the following meanings, respectively:

2.1.

“Board” means the board of directors of the Corporation or, if established and duly authorised to act, the Compensation Committee of the board of directors of the Corporation.

2.2.

“Business Day” means any day, other than a Saturday or a Sunday, on which the applicable stock exchange as set forth in 2.4 is open for trading or, if the Shares are not listed and posted for trading on any stock exchange, any day, other than a Saturday or a Sunday, that is not a statutory holiday in the Province of Ontario.

2.3.

“consultant” means, an individual, other than an employee, officer or director of the Corporation, that

2.3.1.

is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or to an affiliated entity of the Corporation under a written contract between the Corporation or the affiliated entity and the individual or a consultant company or consultant partnership of the individual, and

2.3.2.

in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an affiliated entity of the Corporation.

2.4.

“consultant company” means, for an individual consultant, a company of which the individual consultant is an employee or shareholder.

2.5.

“consultant partnership” means, for an individual consultant, a partnership of which the individual consultant is an employee or partner.

2.6.

“Corporation” means Diversinet Corp. and includes any successor corporation thereto.

2.7.

“Insider” means:

2.7.1.

an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and

2.7.2.

an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of section 2.4.1 above.

2.8.

“investor consultant” means a consultant that is a registrant under the Securities Act (Ontario) or provides to the Corporation or an affiliated entity of the Corporation services provided by a registrant or services consisting of investor relations activities.

2.9.

“investor relations activities” means any activities that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation or an affiliated entity of the Corporation, other than

2.9.1.

the dissemination of information provided, or records prepared, in the ordinary course of the business of the Corporation:

(i)

to promote the sale of products or services of the Corporation, or

(ii)

to raise public awareness of the Corporation, or

2.9.2.

activities or communications necessary to comply with the requirements of:

(i)

Ontario securities law, or

(ii)

the by-laws, rules or other regulatory instruments of self regulatory organizations recognized by the Ontario Securities Commission.

2.10.

“Market Price” at any date in respect of the Shares shall be the closing price of such Shares on The Canadian Dealing Network Inc., or such stock exchange in Canada on which such Shares are listed and posted for trading as may be selected for such purpose by the board (the “Exchange”) on the last Business Day preceding the date on which the Option is approved by the Board.  In the event that such Shares did not trade on such Business Day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such date.  In the event that such Shares are not listed and posted for trading on any Exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion.

2.11

“Option” means an option to purchase Shares granted under the Plan.

2.12.

“Option Price” means the price per Share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 8.

2.13.

“Optionee” means a person to whom an Option has been granted.

2.14.

“Plan” means the Diversinet Corp. Amended and Restated Stock Option Plan, as the same may be amended or varied from time to time.

2.15.

“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

2.16.

“Shares” means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.

2.17.

“Subsidiary” means any corporation which is a subsidiary (as such term is defined in subsection 1(2) of the Business Corporations Act (Ontario) (as such provision is from time to time amended, varied or re-enacted) of the Corporation.

3.

Administration of the Plan

3.1.

The Plan shall be administered by the Board (which term shall include the Compensation Committee) in accordance with applicable laws and securities regulatory requirements.  The Board shall have the authority to delegate to the Chief Executive Officer the discretion to approve the grant of options to persons other than Insiders, subject to such limitations as the Board or the Compensation Committee may impose.

3.2.

The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

3.2.1.

To establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan.

3.2.2.

To interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes.

3.2.3.

To determine which persons are granted Options and the number of Shares covered by each Option.

3.2.4.

To determine the Option Price.

3.2.5.

To determine the time or times when Options will be granted and exercisable.

3.2.6

To determine if the Shares which are subject to an Option will be subject to any restrictions upon the exercise of such Option.

3.2.7.

To grant Options and to prescribe the form of the instruments relating to the grant, exercise and other terms of Options

4.

Shares Subject to the Plan

4.1.

Options may be granted in respect of authorised and unissued Shares provided that, subject to the increase by the Board and the receipt of any and all requisite approvals, the maximum aggregate number of Shares which may be purchased upon the exercise of all Options granted under the Plan shall not exceed 5,615,661 (to be a net amount of 4,600,000, being 5,615,661 in aggregate available under the Plan less the 1,015,661 issued on exercise of Options to date) subject to adjustment or increase of such number pursuant to the provisions of Article 8.  Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan.  No fractional Shares may be purchased or issued under the Plan.

5.

Eligibility:  Grant:  Terms of Options

5.1.

Options may be granted to directors, officers, full-time and part-time employees, consultants and investor consultants of the Corporation or of any Subsidiary.

5.2.

Options may be granted by the Corporation pursuant to the recommendations of the Board from time to time provided and to the extent that such decisions are approved by the Board.

5.3.

Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board.  At no time shall the period during which an Option shall be exercisable exceed five (5) years.

5.4.

In the event that no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

5.4.1.

The period during which an Option granted shall be exercisable shall be five (5) years from the date the Option is granted to the Optionee.

5.4.2.

The Optionee may take up not more than twelve and one half percent (12 ½%) of the Shares covered by the Option after each three (3) month period following the date of the grant of the Option; provided, however that if the number of Shares taken up under the Option after any such three (3) month period is less than twelve and one half percent (12 ½%) of the Shares covered by the Option, the Optionee shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of Shares subject to the Option which were purchasable, but not purchased by him, after such three (3) month period.

5.5.

The Option Price of Shares which are the subject of any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

5.6.

The maximum number of Shares which may be reserved for issuance to any one Optionee under this Plan or under any other Share Compensation Arrangement shall not exceed five percent (5%) of the Shares outstanding at the date of the grant (on a non-diluted basis).

5.7.

The maximum number of Shares which may be reserved for issuance to Insiders under the Plan or under any other Share Compensation Arrangement shall be ten percent (10%) of the Shares outstanding at the date of the grant (on a non-diluted basis).

5.8.

The maximum number of Shares which may be issued to any one Insider and such Insider’s associates under the Plan and any other Share Compensation Arrangement in any 12 month period shall be five percent (5%) of the Shares outstanding at the date of the issuance (on a non-diluted basis).  The maximum number of Shares which may be issued to any Insiders under the Plan and any other Share Compensation Arrangement in any twelve (12) month period shall be ten percent (10%) of the Shares outstanding at the date of the issuance (on a non-diluted basis).

5.9.

Any entitlement to acquire Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the Optionee becoming an Insider shall be excluded for the purposes of the limits set out in 5.7 and 5.8 above.

5.10.

An Option is personal to the Optionee and is non-assignable.

6.

Termination of Employment:  Death

6.1.

Subject to Section 6.2 and any express resolution passed by the Board with respect to an Option, an Option and all rights to purchase pursuant thereto, shall expire and terminate immediately on the thirtieth (30) day, or as otherwise required by law, following the effective date on which the Optionee ceases to be a director, officer or a full-time or part-time employee, consultant or investor consultant of the Corporation or of any Subsidiary.

6.2.

If, before the expiry of an Option, in accordance with the terms thereof: (i) an Optionee shall cease to be a director or officer of the Corporation or of any Subsidiary; or (ii) the employment of or consulting arrangement between the Optionee with the Corporation or with any Subsidiary shall terminate; in either case by reason of the death of the Optionee; such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the legal representative(s) of the estate of the Optionee at any time during the first six (6) months following the death of the Optionee (but prior to the expiry of the Option in accordance with the terms thereof) but only to the extent that the Optionee was entitled to exercise such Option at the date at which such Optionee ceased to be a director, officer, employee, consultant or investor consultant of the Corporation as the case may be.

7.

Exercise of Options

7.1.

Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Shares to be purchased.  Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable period of time following the receipt of such notice and payment.

7.2.

Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

7.2.1.

completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as counsel to the Corporation shall reasonably determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

7.2.2.

the admission of such Shares to listing on the Exchange, if applicable; and

7.2.3.

the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as counsel to the Corporation reasonably determines to be necessary or advisable in order to safeguard against the violation of the laws of any jurisdiction.

In this connection, to the extent necessary, the Corporation shall take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable laws and for the admission to listing of such Shares on any Exchange on which the Shares are then listed.

8.

Certain Adjustments

8.1.

Appropriate adjustments in the number of Shares subject to the Plan, and as regards Options granted or to be granted, in the number of Shares optioned and in the Option Price shall be made by the Board to give effect to adjustments in the number of Shares of the Corporation resulting from subdivisions, consolidations or reclassifications of the Shares of the Corporation, the payment of stock dividends or cash dividends by the Corporation (other than dividends in the ordinary course), the distribution of securities, property or assets by way of dividend or otherwise (other than dividends in the ordinary course), or other relevant changes in the capital stock of the Corporation subsequent to the approval of the Plan by the Board.

9.

Change of Control

9.1

If a bona fide offer (the "Offer") for Shares (including, but not limited to an offer made by way of take-over bid or a share exchange or share transfer by way of plan of arrangement) is made to shareholders of the Corporation generally, or to a class of shareholders of the Corporation which, if Options were exercised, would include Optionees, and which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Corporation within the meaning of subsection 1(3) of the Securities Act (Ontario) (as amended from time to time) then, notwithstanding section 5.4 hereof, but subject to the other provisions hereof:

(a)

Board Consent.  The Board may give its express consent to the exercise of any Options which are outstanding at the time of the Offer in the manner hereinafter provided.

(b)

Notice of Right to Exercise.  If the Board has so consented to the exercise of any Options outstanding at the time of the Offer, the Corporation shall, immediately after such consent has been given, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, together with a notice stating that, in order to permit the Optionee to participate in the Offer, the Optionee may, during the period that the Offer is open for acceptance (or, if no such period is specified, the period of 30 days following the date of such notice), exercise all or any portion of any such Option held by the Optionee.

(c)

Exercise and Deemed Exercise.  In the event that the Optionee so exercises any such Option, such exercise shall be in accordance with Article 7 of the Plan; provided that, if necessary in order to permit the Optionee to participate in the Offer, such Option shall be deemed to have been exercised, and the issuance of Shares received upon such exercise (the "Optioned Shares") shall be deemed to have occurred, effective as of the first Business Day prior to the date on which the Offer was made.

(d)

Completed Offer.  If, upon the expiry of the applicable period referred to in subsection 9.1(b) above, the Offer is completed, and:

(i)

the Optionee has not exercised the entire or any portion of such Option then, as of and from the expiry of such period, the Optionee's right to purchase the Shares covered by such Option shall not be exercisable, and shall expire and be null and void; and

(ii)

the Optionee has exercised the entire or any portion of such Option, but has not tendered the Optioned Shares to the Offer, then, as and from the expiry of such period, the Corporation may require the Optionee to sell to the Corporation such Optioned Shares for a purchase price of $.001 per Optioned Share.

(e)

Reinstatement of Optioned Shares. If:

(i)

the Offer is not completed (within the time specified therein, if applicable); or

(ii)

all of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror in respect thereof,

then the Optioned Shares or, in the case of paragraph (ii) above, the portion thereof that are not taken up and paid for by such offeror, shall be returned by the Optionee to the Corporation and reinstated as authorized but unissued Shares, and the terms of the Option as set forth in section 5.4 hereof shall again apply to such Option, or the remaining portion thereof, as the case may be.

(f)

Refund of Option Price.  If any Optioned Shares are returned to the Corporation pursuant to subsection 9.1(e) above, the Corporation shall refund the Option Price to the Optionee in respect of such Optioned Shares.

(g)

Limited Right to Sell.  In no event shall the Optionee be entitled to sell the Optioned Shares otherwise than pursuant to the Offer, except as provided in paragraph 9.1(d)(ii) above.

10.

Amendment or Discontinuance of Plan

10.1.

The Board may amend or discontinue the Plan at any time, provided however that no such amendment may increase the maximum number of Shares that may be optioned under the Plan, change the manner of determining the minimum Option Price or without the consent of the Optionee alter or impair any of the terms of any Option previously granted to an Optionee under the Plan.

11.

Miscellaneous Provisions

11.1.

The holder of any Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the Corporation shall be obliged to issue such Shares to the Optionee in accordance with the terms of the Plan.

11.2

Nothing in the Plan or any Option shall confer upon an Optionee any right to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate his employment at any time.  Nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time which he would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

12.

Regulatory Approval

12.1.

The Plan shall be subject to the approval of any relevant regulatory authority whose approval is required and shall be subject to the approval of the shareholders of the Corporation.  Any Options granted prior to such approvals and acceptances shall be conditional upon such approvals and acceptances being given and no such Options may be exercised unless such approval and acceptance is given.

Exhibit 5.1

June 28, 2007

Diversinet Corp.

2235 Sheppard Avenue East, Suite 1700

Toronto, ON  M2J 5B5

Dear Sirs/Mesdames:

Re:

Diversinet Corp. – Option Plan Shares

We act as counsel to Diversinet Corp. (the “Corporation”).  We have been asked by the Corporation to provide an opinion in connection with the increase in the number of common shares of the Corporation available for issuance pursuant to the Diversinet Corp. Amended and Restated Stock Option Plan (the “Plan”) by 1,467,123 common shares (the “Plan Shares”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan and such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise.

Our opinion expressed herein is limited to matters governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

Based and relying upon the foregoing, we are of the opinion that the Plan Shares, if and when issued in accordance with the terms and conditions of the Plan, will be duly authorized and validly issued.

We hereby consent to the use of this opinion as an exhibit to the registration statement of the Corporation on Form S-8 to be filed under the United States Securities Act of 1933, as amended (the “Act”) relating to the registration of the Plan Shares.  In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.  This opinion is solely for your benefit and is not to be relied upon by any other person or for any purpose other than in connection with the registration of the Plan Shares.

Yours very truly,

/s/ McCarthy Tetrault LLP

McCarthy Tetrault LLP

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diversinet Corp.

We consent to the use of our report dated February 22, 2007 on the consolidated balance sheets of Diversinet Corp. as at December 31, 2006 and 2005, and the consolidated statements of earnings and deficit and cash flows for each of the years in the three-year period ended December 31, 2006, incorporated by reference in this Registration Statement on Form S-8.

/s/ KPMG LLP

Toronto, Canada

June 28, 2007